Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

SUBLEASE

by and between

Janssen Research & Development, LLC, a New Jersey limited liability company

and

Nurix Therapeutics, Inc., a Delaware corporation

SUBLEASE

THIS SUBLEASE (“Sublease”) dated February 21, 2025 (the “Effective Date”) is made by and between Janssen Research & Development, LLC, a New Jersey limited liability company, having an address at 410 George Stret, New Brunswick, New Jersey 08901 (“Sublandlord”) and Nurix Therapeutics, Inc., a Delaware corporation, having an address at 1700 Owens Street, Suite 205, San Francisco, California 94158 (“Subtenant”).
RECITALS:
A.HCP LS Brisbane, LLC, as landlord (“Master Landlord”) and Sublandlord (as assigned by Janssen Biopharma, Inc.) as tenant, entered into that certain Lease dated December 12, 2019 (the “Original Lease”), as amended by a First Amendment of Office Lease dated September 12, 2020 (the “First Amendment”) and an Assignment dated December 17, 2021 (the “Assignment”). The Original Lease, First Amendment and Assignment are collectively referred to herein as the “Master Lease”.
B.Pursuant to the Master Lease, Sublandlord leases from Master Landlord approximately 195,888 rentable square feet (“RSF”) of office space (the “Premises”) comprised of (i) approximately 159,959 RSF on the 1st, 2nd, 3rd and 4th floors of Building B, and (ii) approximately 35,929 RSF on the 4th floor of Building C, all as further set forth in Exhibit A to the Master Lease. The Premises are located in the project currently known as “The Shore at Sierra Point”, and containing approximately 625,000 square feet, and shown on Exhibit “A-1” in the Master Lease.
C.Subtenant desires to sublease from Sublandlord a portion of the Premises consisting of 159,959 rentable square feet consisting of the entire four-story building at 1600 Sierra Point Parkway, Brisbane, CA as depicted in Exhibit A, together with rights in and to the non-exclusive use of certain common areas, if any, held by Sublandlord pursuant to the Master Lease (collectively, the “Subleased Premises”).
D.Sublandlord desires to sublease to Subtenant the Subleased Premises, subject to the terms of this Sublease and the Master Lease.
NOW, THEREFORE, for and in consideration of the Subleased Premises, the rents reserved and the covenants and agreements herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Capitalized Terms. Any capitalized terms not otherwise defined herein shall have the meaning set forth in the Master Lease.
2.Demise and Sublease.

2.1Sublandlord hereby subleases the Subleased Premises to Subtenant and Subtenant hereby accepts from Sublandlord the Subleased Premises, subject to the terms and conditions of this Sublease and the Master Lease Terms (hereafter defined). Master Landlord’s consent to this Sublease per Section 14.2 of the Master Lease is attached hereto as Exhibit B (“Master Landlord’s Consent”).

2.2Subtenant will use the Subleased Premises solely for the purpose of general office, research and development, engineering, laboratory, vivarium, storage and/or warehouse uses, including, but not limited to, administrative offices and other lawful uses reasonably related to or incidental to such specified uses, all consistent with first class life sciences projects in the Brisbane, California area ("First Class Life Sciences Projects") ("Permitted Use") and for no other purpose. Subtenant covenants and agrees to use the Subleased Premises in a lawful manner and in compliance with all applicable laws, rules or regulations of any applicable governmental body, the Master Lease Terms, and all rules and regulations referenced in Article 5 of the Master Lease and which may be adopted by Sublandlord or Master Landlord from time to time.

2.3Subtenant shall have the non-exclusive right to use, in common with Sublandlord and other tenants and their respective employees, agents and invitees, and subject to the rules and regulations referenced in Article 5 of the Master Lease, the Common Areas as defined in and pursuant to Section 1.1.3 of the Master Lease.
2.4Subtenant acknowledges that access to the Premises is controlled by a card access system that is operated by Master Landlord. In this regard, Subtenant shall be obligated to procure access cards for each of its employees that require access to the Premises, at Subtenant’s cost. Subtenant will be responsible for coordinating with Master Landlord, to cause such access cards to be programmed by Master Landlord, for access to the Premises. Subtenant agrees to provide Master Landlord identifying information on each employee that is given an access card.
2.5During the Sublease Term, Subtenant shall have the right, at no cost to Subtenant, to use a pro rata share (based on the RSF of the Subleased Premises) of the parking spaces allocated to Sublandlord in accordance with Section 9 of the Summary and Section 28 of the Master Lease. Subtenant and Sublandlord acknowledge and agree that Subtenant shall be allocated no less than 372 unreserved parking spaces and 12 reserved parking spaces with respect to the Subleased Premises (which shall be increased with any expansion of the Subleased Premises). Subtenant shall use such parking spaces during the Sublease Term in the same manner as permitted to Sublandlord under the Master Lease, provided, that, there shall be no additional charge or fee payable by Subtenant with respect to such parking spaces and Subtenant shall have no maintenance and/or repair obligations with respect thereto (except to the extent included in Operating Expenses). Subtenant shall cooperate in seeing that Subtenant's employees, agents, contractors, invitees and visitors comply with such parking rules and regulations applicable to Subtenant pursuant to this Sublease.
2.6Subtenant may install its signs in and on the Subleased Premises (including the exterior of Building B) including the building top, monument, and building entrance signage, as well as any internal directional and lobby identification signage and directory. Any signage installed by Subtenant shall be (i) subject to Sublandlord’s and Master Landlord’s prior written consent; (ii) in accordance with the terms and conditions of the Master Lease Terms; and (iii) at Subtenant’s sole cost and expense. Sublandlord shall remove its own signage within and at the Subleased Premises at Sublandlord’s sole cost and expense prior to the Sublease Commencement Date. Subtenant, at its sole cost and expense, shall remove all of Subtenant’s signage prior to the expiration of the Sublease Term.
2.7Subtenant shall have the right to access and use the rooftop of the Subleased Premises to the same extent that such right is granted to Sublandlord under the Master Lease, in compliance with the terms of Section 5.5 of the Master Lease, including, without limitation, to perform customary maintenance and repairs and to install Subtenant’s Telecommunication Equipment on the roof.
2.8On, or before, the Sublease Commencement Date, Sublandlord shall construct a demising wall on the 4th Floor, at Sublandlord’s sole cost. Such demising wall shall divide the Subleased Premises, from the balance of the Premise leased by Sublandlord from Master Landlord.
3.Obligations under Master Lease.
3.1Subtenant acknowledges that it has received and reviewed the terms, covenants and conditions of the redacted Master Lease which is attached hereto as Exhibit C. All non-redacted terms, covenants and conditions of the Master Lease are incorporated herein and made a part hereof as if fully set forth herein with respect to the Subleased Premises and any related use of the Common Areas (all such non-redacted terms, collectively, the “Master Lease Terms”). Subject to the terms and conditions of this Sublease, Subtenant hereby agrees that this Sublease is subject to all of the Master Lease Terms and, in this regard, Subtenant hereby assumes all of such Master Lease Terms to be performed by Sublandlord, as tenant, contained in the Master Lease with respect to the Subleased Premises, except as such Master Lease Terms are specifically modified by this Sublease. In the event of any conflicts between the terms of the Sublease and the Master Lease Terms, the terms of this Sublease shall control. Except as set forth herein, the terms and conditions of this Sublease shall include all of the Master Lease Terms. All of such Master Lease Terms are incorporated into this Sublease as if fully set forth herein, except that each reference in such incorporated sections to “Lease”, “Premises”, “Landlord” and “Tenant” or like terms shall be deemed a reference to “Sublease”, “Subleased Premises”, “Sublandlord” and “Subtenant”, respectively. Sublandlord shall have the right to direct Subtenant to satisfy certain obligations of the Master Lease, directly to Master Landlord. Notwithstanding anything to the contrary contained herein, Subtenant shall have no obligation to comply with any of the redacted terms, covenants or conditions contained in the Master Lease.
3.2This Sublease is expressly made subject to the Master Lease Terms. Subtenant shall not have any rights greater than the Sublandlord’s rights under the Master Lease relative to the Subleased Premises.
3.3Notwithstanding anything to the contrary in this Sublease, Sections 1.3, 1.4, 1.5, 1.6, and 1.7 of the Master Lease and Sections 4, 5, 6, 7 and 8 of the First Amendment shall not be incorporated into this Sublease and the rights of the Tenant under such sections of the Master Lease shall not inure to the benefit of Subtenant herein.
3.4Subtenant shall not take any action, or fail to take any action, in connection with the Subleased Premises, which would result in Sublandlord being in violation of any of the provisions of the Master Lease; provided, however, that as provided in Section 3.1 above, Subtenant shall have no obligation to comply with any of the redacted terms, covenants or conditions contained in the Master Lease.
3.5Except with respect to the ROFO (as defined in Section 20 hereof), Subtenant shall have no right to exercise any option to extend, option to expand, right of first offer, right of first negotiation, right of first refusal or any other similar right, if any, granted to Sublandlord under the Master Lease.
3.6Sublandlord shall have no obligation to perform any obligations of Master Landlord under the Master Lease and Subtenant expressly acknowledges and agrees that under no circumstances shall Sublandlord be responsible for, or liable to, Subtenant for any default, failure or delay on the part of the Master Landlord in the performance or observance of any of the Master Lease Terms.
3.7    Without limiting the generality of Subtenant’s obligation to comply with all of the Master Lease Terms, Subtenant hereby confirms that it is responsible for the Environmental Assessment (as defined in the Master Lease) set forth in Section 15.3 of the Master Lease, at its sole cost. In addition, Subtenant shall deliver to Master Landlord an environmental questionnaire in the form of Exhibit E to the Master Lease which questionnaire may, to the extent permitted by the Master Lease, be qualified to Subtenant’s knowledge. Notwithstanding anything to the contrary contained in this Sublease, Sublandlord remains liable for any remediation or Clean-up required under any Environmental Laws from the Environmental Assessment due to activities that occurred prior to the Sublease Commencement Date.
3.8Without limiting the generality of Subtenant’s obligation to comply with all of the Master Lease Terms, Subtenant hereby confirms its obligations under Sections 5.3.1.5 and 5.3.2 of the Master Lease, relative to its compliance with all applicable laws, including Environmental Laws. Such evidence of compliance shall be provided by virtue of a narrative as contemplated by Section 5.3.1.5 of the Master Lease, together with reasonable back up information evidencing such compliance, together with such other matters as by requested by each of Sublandlord or Landlord (“Compliance Report”). Such Compliance Report shall be provided by Subtenant every six (6) months during the Sublease Term, to both Sublandlord and Master Landlord.
3.9Without limiting the generality of Subtenant’s obligation to comply with all of the Master Lease Terms, Subtenant acknowledges that the building is equipped with a landfill gas mitigation system (“LGMS”) as further described in Schedule 4 of Exhibit B of the Master Lease. Subtenant must comply with all requirements set forth in Exhibit “B” of the Master Lease, and any other legal, operational, maintenance or financial requirements that may be imposed or assessed by applicable law, consent decrees, Master Landlord, San Mateo County

Environmental Health or any other governmental agency with regulatory authority or jurisdiction over the LGMS, or the landfill underlying the Subleased Premises.
4.Effective Date; Commencement Date; Sublease Term; Early Access.
4.1This Sublease shall become effective on the Effective Date.
4.2The Sublease Term shall commence on September 1, 2025 (the “Sublease Commencement Date”) and shall end on September 30, 2031 (the “Sublease Term”), unless sooner terminated as provided in the Master Lease or this Sublease. Notwithstanding the foregoing, if prior to the expiration of the Sublease Term, Master Landlord and Subtenant have entered into a direct lease between them for the Subleased Premises, to be effective as of January 1, 2032, then Subtenant shall have the option to deliver written notice to Subtenant on or prior to September 30, 2031, extending the Sublease Term to December 31, 2031. Under no circumstances shall this Sublease extend beyond the end of the term of the Master Lease, including any renewals or extensions exercised by Sublandlord (in its sole discretion) or earlier termination of the Master Lease as provided therein. The Master Lease is currently set to expire on December 31, 2031. In the event the Master Lease is extended, this Sublease may be extended with the express prior written consent of Subtenant through September 30, 2036 (“Extended Sublease Term”) and no further.
4.3Early Access. No later than thirty (30) days following the Effective Date, Subtenant shall be provided access to the Subleased Premises to construct its improvements (including, without limitation, the Subtenant Improvements (defined below)) and its furniture, fixtures, equipment and telecommunications cabling and wiring, and otherwise for purposes of preparing the Subleased Premises subject to the terms and conditions of this Sublease. Subtenant shall not be obligated to pay Base Rent or Additional Rent until the Sublease Commencement Date. If Sublandlord fails to deliver such early access to Subtenant within the thirty (30) day period set forth above, this Sublease may be terminated by Subtenant by written notice to Sublandlord, and if so terminated by Subtenant: (a) the Security Deposit shall be returned to Subtenant, and (b) neither Sublandlord nor Subtenant shall have any further rights, duties or obligations under this Sublease.
5.Base Rent; Additional Rent.
5.1Base Rent. Upon the Sublease Commencement Date and monthly thereafter, without any prior demand therefor, Subtenant agrees to pay to Sublandlord on or before the first (1st) day of each calendar month by ACH or wire transfer pursuant to written wire instructions provided to Subtenant which may be periodically updated by Sublandlord upon written notice to Subtenant, base rent for the Subleased Premises (the “Base Rent”) in the amounts set forth in the schedule below for the corresponding periods of the Sublease Term:

Lease Year	Base Rent per Rentable Square Foot (RSF)	Annual Base Rent	Monthly Base Rent
Year 1 (Sept. 1, 2025 – Aug. 31, 2026)	[*]	[*]	[*]
Year 2 (Sept. 1, 2026 – Aug. 31, 2027)	[*]	[*]	[*]
Year 3 (Sept. 1, 2027 – Aug. 31, 2028)	[*]	[*]	[*]
Year 4 (Sept. 1, 2028 – Aug. 31, 2029)	[*]	[*]	[*]
Year 5 (Sept. 1, 2029 – Aug. 31, 2030)	[*]	[*]	[*]
Year 6 (Sept. 1, 2030 – Aug. 31, 2031)	[*]	[*]	[*]
Year 7 (Sept. 1, 2031)	[*]	[*]	[*]
5.2Additional Rent. Upon the Sublease Commencement Date, in addition to Base Rent, Sublandlord shall invoice Subtenant, and Subtenant shall pay, on a monthly basis, [*] (“Subtenant’s Share”) of the Direct Expenses (as defined in the Master Lease to include Operating Expenses and Tax Expenses) paid by Sublandlord to Master Landlord pursuant to the terms of the Master Lease (“Additional Rent”). Additional Rent shall be remitted with Base Rent. The term “Rent” shall mean Base Rent and Additional Rent. Should Master Landlord continue its practice of sending a separate invoice for each of Building B and Building C, Subtenant will be responsible for [*] of the Additional Rent attributable to Building B.
Within a reasonable time after receipt, Sublandlord shall provide Subtenant with copies of each Statement (as defined in the Master Lease) Sublandlord receives from Master Lessor pursuant to Section 4.4.1 of the Master Lease. With respect to the audit right set forth in Section 4.6 of the Master Lease (the “Audit Right”), if Subtenant reasonably believes, after review of a Statement, that the Statement is incorrect, then Subtenant shall so notify Sublandlord within thirty (30) days after receipt of the Statement, and Sublandlord shall exercise the Audit Right on Subtenant’s behalf, but at Subtenant’s sole cost and expense. Subtenant shall reimburse Sublandlord for Sublandlord’s actual costs incurred in exercising the Audit Right, if any, within thirty (30) days after receipt of Sublandlord’s invoice therefor (including reasonable documentation). Sublandlord shall not be responsible for the result of any audit undertaken at Subtenant’s request. Subtenant acknowledges that Master Landlord has historically invoiced Additional Rent by Building (i.e., one invoice for Building B and another invoice for Building C).

5.3Abatement of Base Rent. Provided that Subtenant is not in default under the Sublease beyond any applicable notice and cure period, Subtenant shall receive a credit against the Base Rent, as follows:
A.    September 1, 2025 – December 31, 2025. For the period of time from September 1, 2025 through December 31, 2025, Subtenant’s Base Rent shall be completely abated for Floors 1, 2, 3 & 4 in the amount of [*] divided in equal monthly installments over 4 months.
B.    January 1, 2026, - December 31, 2026. For the period of time from January 1, 2026 through December 31, 2026, Subtenant’s Base Rent shall be abated in the total amount of [*], Following the schedule below;
    [*], divided equally over eight (8) months, between January 1, 2026 through August 31, 2026 (attributable to Floor 1)
[*], divided equally over three (3) months, between January 1, 2026 through March 31, 2026 (attributable to Floors 2 & 3)
[*], divided equally over twelve (12) months, between January 1, 2026 through December 31, 2026 (attributable to Floor 4)
C.    January 1, 2027 – December 31, 2027. For the period of time from January 1, 2027 through December 31, 2027, Subtenant’s Base Rent shall be abated for the 4th floor in the amount of [*] divided in equal monthly installments over 12 months.
D.    January 1, 2028 – September 30, 2031. For the period of time from January 1, 2028 through September 30, 2031 Subtenant will pay rent on all floors, in full, pursuant to base rent for the Subleased Premises (the “Base Rent”) in the amounts set forth in the schedule above for the corresponding periods of the Sublease Term, without any additional abatement. Base Rent is divided into equal monthly installments.
5.4Abatement of Additional Rent. Provided that Subtenant is not in default under the Sublease beyond any applicable notice and cure period, Subtenant shall receive a credit against the Additional Rent, as follows:
A.    September 1, 2025 – December 31, 2025. For the period of time from September 1, 2025 through December 31, 2025, [*] of the Additional Rent attributable to Direct Expenses and Tax Expenses shall be abated.
B.    January 1, 2026, - December 31, 2026. For the period of time from January 1, 2026 through December 31, 2026, Subtenant’s Additional Rent attributable to Direct Expenses and Tax Expenses shall be abated. Such abated amount shall be applied against each Additional Rent invoice from Sublandlord as follows:

    [*] of the Total Monthly Additional Rent Expenses between January 1, 2026 through August 31, 2026 (attributable to Floor 1)
[*] of the Total Monthly Additional Rent Expenses between January 1, 2026 through March 31, 2026 (attributable to Floors 2 & 3)
[*] of the Total Monthly Additional Rent Expenses between January 1, 2026 through December 31, 2026 (attributable to Floor 4)
C.    January 1, 2027 – December 31, 2027. For the period of time from January 1, 2027 through December 31 2027, the 4th floor’s Additional Rent attributable to Direct Expenses and Tax Expenses shall be abated. Such abated amount shall be applied against each Additional Rent invoice from Sublandlord as follows:
[*], divided equally over twelve (12) between January 1, 2027 through December 31, 2027 (attributable to Floor 4)
5.5Security Deposit. No later than three (3) business days following the Effective Date, Subtenant shall deposit with Sublandlord the sum of $2,420,179.67, which is an amount equal to [*] of Base Rent (the “Security Deposit”), to be held by Sublandlord as security for the performance of Subtenant’s full and complete obligations under this Sublease. Sublandlord shall not be required to keep this Security Deposit separate from its general funds, and Subtenant shall not be entitled to interest on the Security Deposit. No portion of the Security Deposit shall be utilized for payment of any rental amount due under this Sublease. Any unapplied balance of the Security Deposit shall be returned to Subtenant within thirty (30) days following termination of this Sublease and Subtenant’s vacation of the Subleased Premises.
5.6Late Payments. Without limiting Sublandlord’s other rights or remedies, if Subtenant fails to pay Sublandlord any amount due hereunder on or before the date that such payment is due, Subtenant shall pay to Sublandlord upon demand a late charge equal to five percent (5%) of the delinquent amount. In addition, any such sum unpaid amount shall accrue interest at the rate of eight percent (8%) per annum, until paid.

6.Delivery Condition, As-Is Condition of Premises.

Sublandlord shall deliver the Subleased Premises to Subtenant in broom clean condition with the heating, ventilation and air conditioning systems and the electrical, mechanical, plumbing systems serving the Subleased Premises being in good working condition. Also remaining in the Subleased Premises will be the FF&E (defined below) that Subtenant intends to purchase from Sublandlord pursuant to Section 8 below. Sublandlord hereby represents and warrants to Subtenant that (i) the Subleased Premises are in conformance with all applicable building codes, permits, laws and regulations (including without limitation the Americans With Disabilities Act) and (ii) all operating and mechanical building systems are in good working condition and repair.

Subtenant acknowledges that Subtenant has conducted its own investigation and inspection of the Subleased Premises and is thoroughly familiar with the Subleased Premises, including without limitation, the physical condition thereof, compliance of the Subleased Premises with all laws and regulations, accessibility and location of utilities, and such other matters which in Subtenant’s judgment may affect or influence Subtenant’s use or suitability of the Subleased Premises. Except as expressly set forth above, Subtenant agrees to take the Subleased Premises “AS-IS, WHERE-IS” AND WITHOUT WARRANTY OR REPRESENTATIONS, EXPRESS OR IMPLIED, REGARDING ITS CONDITION, SUITABILITY, HABITABILITY OR FITNESS FOR THE PURPOSE OR ITS COMPLIANCE WITH ANY LAWS, REGULATIONS OR ORDINANCES and Subtenant acknowledges that Sublandlord shall not be obligated to perform any work, supply any materials, incur any expense, or make any alterations, or improvements to the Subleased Premises.

7.Utilities and Operations.

7.1Utilities. Prior to the Sublease Commencement Date, (i) all accounts with respect to the utilities serving the Subleased Premises shall be in the name of Master Landlord or Sublandlord and Sublandlord shall maintain and keep in continuous service all utility connections to the Subleased Premises, (ii) Sublandlord shall have the right to deliver to Subtenant a monthly invoice for all utilities consumed by Subtenant, which shall be calculated based upon the proportionate use of such utilities by Subtenant (calculated by dividing the square footage of the Premises occupied by Subtenant, by the total square footage of the Premises included in such utility bill), and (iii) Subtenant shall pay to Sublandlord the cost of all such utilities consumed by Subtenant within fifteen (15) days or receipt of an invoice from Sublandlord.
Beginning on the Sublease Commencement Date, (a) all accounts with respect to the utilities serving the Subleased Premises shall be transferred into the name of Subtenant, (b) other than any utilities identified as Operating Expenses, Subtenant shall be responsible for all utilities and services at the Subleased Premises, (c) Sublandlord shall not be responsible for supplying utilities and services to the Subleased Premises, (d) Subtenant agrees to pay any costs, expenses or charges for such utilities and services within fifteen (15) days receipt of invoice from Sublandlord and (e) Sublandlord shall not be responsible for any interruption of utility services.

7.2Operations. An operations matrix is attached hereto as Exhibit D and is incorporated herein by this reference (“Operations Matrix”). The Operations Matrix identifies (i) the vendors that, as of the Effective Date, have service contracts (collectively, “Service Contracts”) with Sublandlord and/or Master Landlord with respect to the maintenance, operation, building systems, tenant services and lab systems of the building and Subleased Premises (collectively, “Operations Requirements”), and (ii) the date on which Subtenant shall assume financial responsibility and/or direct contracting responsibility (if any) for each vendor and Service Contracts. Pursuant to the Master Landlord Consent, Master Landlord is taking over and performing the items referenced as “Building Core” on Exhibit D; the cost of which shall be added to the Operating Expenses and invoiced as Operating Expenses. Accordingly, Subtenant will not be required to contract directly with the vendors identified under Building Core. Notwithstanding the foregoing, Exhibit D may be modified after the Effective Date with the written consent of Subtenant and Sublandlord.

8.Furniture, Fixtures and Equipment.

Sublandlord has elected to transfer ownership of the furniture, fixtures and equipment (“FF&E”) to Subtenant via Bill of Sale in substantially the form attached hereto as Exhibit E. The inventory of the FF&E to be transferred is described on a schedule that is identified in the Bill of Sale attached as Exhibit F. Notwithstanding the conveyance of such FF&E pursuant to the Bill of Sale, any FF&E remaining in the Subleased Premises on the Effective Date shall be transferred to Subtenant even if any such item is not listed on Exhibit F. Such transfer shall be at no cost to Subtenant and on an “AS IS” basis without any representation or warranties, express, implied, or statutory and shall take place on the Sublease Commencement Date. Subtenant shall be solely responsible for removing upon request the FF&E upon expiration or the earlier termination of this Sublease or, in the alternative, the termination of any direct lease entered into between Subtenant and Master Landlord, if applicable.
9.Insurance; Waiver of Subrogation.

9.1Subtenant shall procure and maintain, at its own cost and expense, such insurance as is required to be carried by Sublandlord as tenant under the Master Lease, naming Sublandlord and Master Landlord as additional insureds. Subtenant shall furnish to Sublandlord a certificate of Subtenant’s insurance required hereunder prior to Subtenant’s taking possession of the Subleased Premises. Such insurance shall provide that coverage will not be canceled or materially altered without at least thirty (30) days prior written notice to Sublandlord.

9.2Notwithstanding anything to the contrary in this Sublease, Subtenant and Sublandlord each waive their respective rights to recover from the other for any and all loss of or damage to their respective property if such loss or damage is covered, or required by this Sublease to be covered, by insurance. Subtenant agrees that its insurance policies do now or shall contain the waiver of subrogation.
10.Improvements; Maintenance. Subtenant shall not make any alterations, modifications or improvements (“Alterations”) to the Subleased Premises without Sublandlord’s and Master Landlord’s prior written consent. Any such approved Alterations shall be in accordance with Section 8 of the Master Lease Terms and made in a good, workmanlike manner, free of any liens and in substantial compliance with applicable laws. Notwithstanding the foregoing, following completion of the Subtenant Improvements (defined below), Subtenant may construct nonstructural Alterations in the Subleased Premises without Sublandlord’s prior approval if the aggregate cost of all such work in any 12 month period does not exceed $50,000 (a “Notice-Only Alteration”), provided Subtenant notifies Sublandlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans, specifications, work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Sublandlord, which notice and accompanying materials shall be delivered to Sublandlord not less than 15 business days in advance of any proposed construction. Notwithstanding the foregoing, any such Notice-Only Alteration shall only be permitted to the extent it is permitted under the Master Lease and, if permitted, constructed in compliance with the Master Lease.
In the event that Subtenant desires to undertake Alterations (other than the Subtenant Improvements or any Notice-Only Alterations), Subtenant shall provide a request to Sublandlord, together with all supporting documentation that would be required under the Master Lease for a request to construct Alterations (“Alterations Request”). Sublandlord shall have reasonable approval rights with respect to any such Alterations Request. If Sublandlord approves of such Alterations Request, Sublandlord shall seek approval from Master Landlord for such Alterations Request. If approved by Sublandlord and Master Lease Terms, the Alterations contemplated by such Alterations Request shall be undertaken in the manner contemplated herein and by the Master Landlord, and subject to such reasonable terms and conditions as may be imposed by Master Landlord or Sublandlord. Subtenant makes no representation or warranty with respect to whether any such Alterations Request may be approved by Master Landlord. In the event that Master Landlord approves of an Alterations Request, Subtenant shall be deemed to have also approved of such Alterations Request. No Alterations shall be undertaken without Sublandlord’s express written consent (other than the Subtenant Improvements governed by the provisions below or any Notice-Only Alterations).
Upon expiration of the Sublease Term or the earlier termination of this Sublease, Subtenant shall, upon the written request of Master Landlord or Sublandlord, remove the Subtenant Improvements (defined below). To the extent requested by Master Landlord, or required by the Master Lease, Subtenant shall also remove the Alterations.
Subtenant shall be entitled to a one-time Subtenant improvement allowance from Sublandlord (the “Subtenant Improvement Allowance”), subject to the terms outlined below, in the amount of up to, but not exceeding, [*] per RSF of the Subleased Premises ([*]), for the costs of the space planning, design, permitting and construction of Subtenant’s initial improvements which are permanently affixed to the Subleased Premises, including, without limitation, walls, electrical, mechanical, telecommunications wiring, fire protection, plumbing, flooring, equipment necessary to support laboratory operations (including but not limited to nitrogen generators), carpet, wall coverings and millwork (collectively, the “Subtenant Improvements”). In no event shall Sublandlord be obligated to make disbursements pursuant to this Sublease in a total amount which exceeds the Subtenant Improvement Allowance. Subtenant shall not be entitled to receive any cash payment or credit against Rent or otherwise for any portion of the Subtenant Improvement Allowance which is not used to pay for Subtenant Improvements. Sublandlord shall be entitled to a construction management fee in an amount equal to [*], which shall be invoiced to Subtenant at the completion of all Subtenant Improvements and may be paid from the Subtenant Improvement Allowance.

Subtenant shall submit to Sublandlord and Master Landlord detailed plans for the Subtenant Improvements for Sublandlord’s and Master Landlord’s reasonable written approval of said work prior to any work commencing. Subtenant and Sublandlord acknowledge and agree that (i) the preliminary plans are attached hereto as Exhibit G (the “Preliminary Plans”), (ii) Sublandlord hereby approves the Preliminary Plans, (iii) the approved architect for the Subtenant

Improvements is Stantec Inc. (provided, that, Subtenant shall have a right to change such architect with the prior written consent of Sublandlord), and (iv) the approved general contractor for the Subtenant Improvements is MAI Construction Inc. (provided, that, Subtenant shall have a right to change such general contractor with the prior written consent of Sublandlord). Subtenant may make material modifications and material amendments to the Preliminary Plans with the prior written consent of Sublandlord and Master Landlord, provided, that, immaterial or ministerial amendments shall not require the approval of Sublandlord and Master Landlord. Sublandlord shall provide such written approval or disapproval within ten (10) business days of Subtenant’s written submission thereof to Sublandlord and Master Landlord. Sublandlord shall exercise commercially reasonable efforts to obtain Sublandlord’s written approval or disapproval, as required by the Master Lease.
On, or before, June 30, 2027, Subtenant shall submit to Sublandlord one (1) package of invoices for the Subtenant Improvements, which shall include receipts, invoices, unconditional lien waivers, and any other documentation reasonably requested by Sublandlord to evidence the payment by Subtenant for the Subtenant Improvements (“Cost Information”). Within thirty (30) days of receiving all of the Cost Information for either a scope of work or all of the Subtenant Improvements, Sublandlord shall reimburse Subtenant for the amount reflected therein, not to exceed the Subtenant Improvement Allowance. Notwithstanding anything to the contrary contained herein, Sublandlord and Subtenant acknowledge and agree that Sublandlord shall have no obligation to disburse Subtenant Improvement Allowance funds for any costs that are not supported by Cost Information. Further, Sublandlord shall have no obligation to pay the Subtenant Improvement Allowance, if Subtenant fails to provide the Cost Information to Sublandlord by June 30, 2027.
Sublandlord designates: (i) Henry Flores, and (ii) another representative to be designated after the Effective Date by Sublandlord’s Real Estate Department (such individuals collectively being the “Representative”) as the only person authorized to act for Sublandlord with respect to the Subtenant Improvements. Subtenant shall not be obligated to respond to or act upon any request, approval, inquiry or other communication from or on behalf of Sublandlord in connection with completion of the Subtenant Improvements unless such communication is in writing from Representative. Sublandlord may change the Representative at any time upon not less than 5 business days advance written notice to Subtenant.
11.Surrender of the Subleased Premises. Upon the expiration or earlier termination of this Sublease, Subtenant shall surrender and deliver the Subleased Premises to Sublandlord in accordance with the terms of the Master Lease.
12.Access by Sublandlord. Sublandlord and its agents and representatives shall have access to the Subleased Premises during regular business hours upon at least two (2) business days’ prior written notice (except for emergencies) to examine the Subleased Premises for reasonable compliance with the Sublease or the Master Lease. Subtenant may send a representative of Subtenant to accompany Sublandlord during such entry into the Subleased Premises.

13.Assignment and Subletting.
13.1Subtenant shall have no right to mortgage, hypothecate or otherwise encumber its leasehold estate in the Subleased Premises or its rights under this Sublease, and Sublandlord and Subtenant specifically agree that any such mortgage, hypothecation or encumbrance by Subtenant is strictly and absolutely prohibited
13.2Subtenant expressly agrees that it shall not assign, sublease or otherwise transfer this Sublease, or Subtenant’s interest in and to the Subleased Premises (in part or in whole), nor enter into any other occupancy agreement with respect to the Subleased Premises (any of the foregoing collectively referred to herein as an “Assignment”) without the prior written consent of Sublandlord and Master Landlord, in their sole and absolute discretion. Any such Assignment, without Sublandlord’s and Master Landlord’s prior written consent shall be void and of no force or effect, and in connection with any Assignment, Subtenant shall not be relieved from any of its obligations under this Sublease.
13.3In connection with any Assignment, Subtenant shall pay to Sublandlord [*] of all sums or other consideration received by Subtenant as a result of any Assignment in excess of the Base Rent and Additional Rent payable under this Sublease, after deducting therefrom the costs of any tenant improvements for a transferee pursuant to such Assignment amortized over the remaining term of the Master Lease and all broker commissions and legal fees incurred in connection therewith. If such consideration is received by Subtenant in installments, the portion of each installment to be paid to Sublandlord shall be determined by subtracting from the installment an amount equal to the total amount of the foregoing permitted deductions divided by the total number of installments.
13.4Subtenant shall not request consent to an Assignment until after the Abatement Period has ended.

13.5Sublandlord shall have no right to assign, sublease or otherwise transfer this Sublease or the Master Lease, or Sublandlord’s interest in and to the Subleased Premises (in part or in whole) without the prior written consent of Subtenant. Notwithstanding the foregoing Sublandlord shall have the right to assign this Sublease, without Subtenant’s consent, to an Affiliate (as hereinafter defined). An “Affiliate” for purposes of this Section 13.5 shall mean a person, association, partnership, corporation or joint-stock company, trust or other business entity, however organized, which controls, is controlled by, or is in common control with Tenant’s parent company, Johnson & Johnson.
14.Default and Remedies. If Subtenant fails to perform or fulfill any of the terms, covenants, obligations or agreements set forth in this Sublease, Sublandlord shall have and may exercise any of the rights and remedies of Master Landlord set forth in the Master Lease, and Subtenant shall be and remain liable to Sublandlord to the extent provided therein, in addition to all other rights and remedies available at law or in equity.

Sublandlord shall have the same obligations to Subtenant and rights against Subtenant with respect to this Sublease, as the “Landlord” has with respect to and against the “Tenant” pursuant to the Master Lease.
Notwithstanding anything to the contrary contained herein or in the Master Lease, Sublandlord shall promptly after receiving any notice of default of the Master Lease from Master Landlord (to the extent Master Landlord did not send the same to Subtenant, as evidenced by the notice of default) deliver to Subtenant a copy of such notice. Upon at least two (2) business days’ advance notice to Sublandlord of Subtenant’s intention to cure the default identified in such notice from Master Landlord, Subtenant shall have a right to cure such default at a time no earlier than two (2) business days prior to the end of the cure period set forth in the Master Lease applicable to such default.
14.1Consequential Damages. In no event shall any party hereto, on behalf of themselves and all other related parties, have any liability for, any indirect, consequential, or punitive damages, including loss of profits or business opportunity, arising under or in connection with this Sublease.
14.2No Waiver. No delay or omission by either Sublandlord or Subtenant to exercise any right it has under this Sublease shall impair or be construed as a waiver of such right. A party waives only those rights specified in writing and signed by the party waiving its rights. Any waiver by either Sublandlord or Subtenant of any breach or obligation shall not be construed to be a waiver of any succeeding breach or any other obligation under this Sublease.
15.Bankruptcy. In the event that Subtenant or any guarantor of this Sublease makes a general assignment for the benefit of creditors, files a voluntary petition of bankruptcy or reorganization, is the subject of an involuntary petition of bankruptcy or reorganization, or is subject to a receivership, attachment of judicial seizure of the Subleased Premises or substantially all of Subtenant’s assets on the Subleased Premises, Sublandlord may require that Subtenant (or any applicable bankruptcy administrators or trustees), no more than twenty (20) days after Sublandlord’s request therefor, deposit security with Sublandlord for future rent payments. To the extent that no such security is furnished to Sublandlord, Sublandlord shall have the right to terminate this Sublease with immediate effect.
16.Hazardous Materials and Environmental Provisions. Subtenant shall be bound by and comply with all laws and the provisions of Section 5.3 of the Master Lease.
17.Estoppel Certificates. Subtenant shall, at any time and from time to time during the Sublease Term within seven (7) business days’ prior written notice from Sublandlord, execute, acknowledge and deliver to Sublandlord a written estoppel certificate substantially in the form of Exhibit H hereto if requested by Master Landlord or Sublandlord.
18.Holding Over. If Subtenant remains in possession of the Subleased Premises after the expiration or earlier termination of the Sublease Term Subtenant shall not acquire any right, title, or interest in or to the Subleased Premises. In such event, Subtenant shall occupy the Subleased Premises as a tenant at sufferance, but shall otherwise be subject to all of the conditions, provisions and obligations of this Sublease, except the Base Rent shall be equal to [*] of the Base Rent hereunder for the last full calendar month of the Sublease Term, and Subtenant shall be liable for damages sustained by Master Landlord for which the Sublandlord is responsible pursuant to Section 16 of the Master Lease as a result of such holding over. The parties acknowledge that the foregoing holdover percentage constitutes a contractual penalty.
19.Indemnity.
19.1To the fullest extent permitted by applicable law, Subtenant agrees to indemnify, defend, hold harmless Sublandlord and its officers, directors and employees (collectively with Sublandlord, “Sublandlord Representatives”) from, and against any and all claims, losses, costs, attorneys’ fees, liabilities, expenses or damages (collectively, “Losses”) occurring in or about the Subleased Premises during the Sublease Term or during Subtenant’s occupancy of the Subleased Premises, in each case, caused by or arising from: (i) Subtenant’s installation, placement and removal of alterations, improvements, fixtures and/or equipment in, on or about the Subleased Premises), or (ii) any acts, omissions, negligence or willful misconduct of Subtenant or of any person claiming by, through or under Subtenant or its employees, contractors, agents or invitees, except to the extent that any such Losses are caused by Sublandlord’s negligence or willful misconduct.
19.2Sublandlord shall not be liable or responsible for, and Subtenant waives all claims against Sublandlord, its agents and employees, arising from any loss of or damage to property on the Subleased Premises or injury or death to Subtenant, or other person, except to the extent caused by the gross negligence or willful misconduct of Sublandlord Representatives.
20.ROFO. For the first twelve (12) months following the Effective Date, Subtenant shall a right of first offer to lease any space that becomes available on the fourth floor of Building C (the “ROFO Space”) located at 1400 Sierra Point Parkway throughout the Sublease Term (the “ROFO”). This right will not be personal to Subtenant and may be exercised by a permitted assignee of Subtenant (but not sub-subtenant) then in possessions of the Subleased Premises. Sublandlord shall notify Subtenant prior to entering into any sublease with a third party for the ROFO Space, which notice shall include the base rent, tenant improvement allowance amount and the length of the term for which Sublandlord is willing to lease the ROFO Space to Subtenant. Upon Subtenant’s delivery of notice that it intends to accept any such portion of the ROFO Space pursuant to the ROFO, Sublandlord and Subtenant shall use reasonable efforts to enter to a mutually acceptable amendment to this Sublease with respect to the addition of the ROFO Space.
If Subtenant does not elect to sublease the ROFO Space, then Sublandlord shall be free to negotiate and enter into a sublease for the ROFO Space to anyone whom it desires on terms that,

on a net effective basis, are not more than [*] more favorable to the tenant than the terms offered to Subtenant.
    Subtenant’s ROFO shall terminate [*] after the Effective Date.
21.Warranty. Sublandlord shall warrant all Premises Systems (as defined in Section 7.1(4) of the Master Lease) for the first [*] months of the Sublease Term.
22.Generator. Subtenant shall have access to the existing 1000 KW emergency Generator (as defined in the Master Lease) located in Room B-006, at no cost to Subtenant throughout the Sublease Term and any extensions thereof, except for Subtenant’s share of Operating Expenses attributable to the Generator. If Subtenant reasonably determines that the capacity of the Generator is not sufficient to meet Subtenant's needs in the Subleased Premises, Subtenant shall, with Sublandlord’s and Master Landlord’s prior written consent, have the right to install an additional standby generator at its sole cost and expense.
23.General Provisions.
23.1General Interpretation. The headings or captions of Sections in this Sublease are for convenience and reference only, and they in no way define, limit or describe the scope or intent of this Sublease or the provisions of such Sections. The language in all parts of this Sublease shall be in all cases construed as a whole according to its fair meaning, and not strictly for nor against either Sublandlord or Subtenant. In case any one or more of the provisions contained in this Sublease shall be held to be invalid, illegal, or unenforceable in any respect, then the remainder of this Sublease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Sublease shall be valid and shall be enforceable to the extent permitted by appliable law.
23.2Entire Agreement. This Sublease and the Master Lease contains all the agreements of the parties hereto with respect to any matter covered or mentioned in this Sublease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Sublease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. Sublandlord may not modify or amend the Master Lease without Subtenant’s prior written consent.
23.3Counterparts and Execution. This Sublease may be executed by the parties hereto in one or more counterparts, each of which, when taken together shall constitute an original. Any party to this Sublease may deliver an executed copy hereof by electronic signature service or other electronic transmission to the other party and any such delivery shall have the same force and effect as delivery of a manually signed copy of this Sublease.
23.4Successors and Assigns. The covenants, conditions and agreements herein contained shall bind and inure to the benefit of Sublandlord, its successors and assigns, and Subtenant, its successors and assigns, subject to the provisions of this Sublease.

23.5Notices. All notices, demands, requests, consents, waivers, approvals and other communications shall be in writing and shall be deemed given (i) upon the hand delivery thereof during business hours provided a receipt is obtained, or (ii) on the next business day following delivery to a recognized overnight delivery service such as Federal Express, freight charges prepaid, or (iii) on the day sent if sent by e-mail on a business day before 5:00 p.m. (Eastern Time) and provided an original is received by the addressee by a nationally recognized overnight courier within one (1) business day after the e-mail, in each case addressed or delivered to the respective parties at their respective addresses as follows or at such other address as either of said parties have theretofore specified by written notice delivered in accordance herewith:

To Sublandlord:    Jannsen Research & Development
c/o Johnson & Johnson
Attn: Real Estate Dept (E&PS)
410 George Street
New Brunswick, NJ 08901

With a copy to:    Jannsen Research & Development
c/o Johnson & Johnson
    Attn: Law Department – Real Estate & Leasing
    One Johnson & Johnson Plaza
    New Brunswick, NJ 08933
    Attn: Melissa Spitzner

To Subtenant (If prior to the    Nurix Therapeutics, Inc.
Sublease Commencement     1700 Owens Street, Suite 205
Date):    San Francisco, CA 94158
Attn: Christine Ring
Email: cring@nurixtx.com
To Subtenant (If following the    Nurix Therapeutics, Inc.
Sublease Commencement     1600 Sierra Point Parkway
Date):    Brisbane, CA 94005
Attn: Christine Ring
Email: cring@nurixtx.com

With a copy to:    Sidley Austin LLP
1999 Avenue of the Stars, 17th Fl
Los Angeles, CA 90067
Attn: Diana Ovsepian
Email: dovsepian@sidley.com

23.6Brokers. CBRE, Inc. (the “Broker”) has represented both Subtenant and Sublandlord as broker with respect to this Sublease. Subtenant and Sublandlord each represent and warrant to the other that it has no dealings with any real estate broker or agent other than Broker in connection with this Sublease, and that it knows of no other real estate broker, finder or other person that is or might be entitled to a commission in connection with this Sublease in any manner. The Broker shall be compensated by Sublandlord pursuant to a separate written agreement and Subtenant shall not be responsible for any fees payable to Broker.

23.7Limitation of Liability. Subtenant agrees that the obligations of Sublandlord under this Sublease do not constitute personal obligations of the individual directors, officers or shareholders of Sublandlord, and Subtenant shall not seek recourse against the individual directors, officers or shareholders of Sublandlord or any of their personal assets for satisfaction of any liability with respect to this Sublease. Sublandlord agrees that the obligations of Subtenant under this Sublease do not constitute personal obligations of the individual directors, officers or shareholders of Subtenant, and Sublandlord shall not seek recourse against the individual directors, officers or shareholders of Subtenant or any of their personal assets for satisfaction of any liability with respect to this Sublease.
23.8Sublease Reviewed. Sublandlord and Subtenant have carefully read and reviewed this Sublease and each term and provision contained herein, and each of them has referred this Sublease to its own legal counsel for review and advice as to the legal consequences of this Sublease. Sublandlord and Subtenant acknowledge their informed and voluntary consent thereto. Sublandlord and Subtenant further agree that, at the time this Sublease is executed, the terms of this Sublease are commercially reasonable and effectuate the intent and purpose of Sublandlord and Subtenant with respect to the Subleased Premises.
23.9Master Landlord Consent. Master Landlord’s consent shall be evidenced by the Master Landlord’s execution of that certain Consent to Sublease dated on or about the date hereof, an executed copy of which is attached hereto as Exhibit B.
23.10No Recording. Neither party shall record this Sublease or any memorandum or short form of this Sublease.
23.11Governing Law. This Agreement shall be governed by the laws of the state where the Subleased Premises is located, excluding any principles of conflicts of laws.
23.12Time of Essence. Time is hereby declared to be of the essence of this Sublease and of each and every covenant, term, condition or provision hereof.
23.13Confidentiality. Subtenant and Sublandlord each acknowledges that the content of this Sublease and any related documents are confidential information. Sublandlord and Subtenant shall keep such confidential information strictly confidential and shall not disclose such confidential information without the prior written consent of the other party to any person or entity other than (i) to Subtenant’s and/or Sublandlord’s financial, legal, and space planning consultants, (ii) to Subtenant's permitted occupants, (iii) to Subtenant’s and/or Sublandlord’s affiliates, investors, lenders, prospective lenders, or any prospective purchasers, (iv) where disclosure is required in connection with any legal action, regulatory proceeding, or by law, and

(iv) in connection with Subtenant’s and/or Sublandlord’s standard public disclosures in earnings calls, required filings or any similar forum.
List of Exhibits
    Exhibit A – Subleased Premises
    Exhibit B – Master Landlord’s Consent
    Exhibit C – Redacted Master Lease
    Exhibit D – Operations Matrix
    Exhibit E – Bill of Sale
    Exhibit F – FF&E Inventory
    Exhibit G – Plans
    Exhibit H – Form Estoppel Certificate

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Sublease to be effective as of the Effective Date.

SUBTENANT:

Nurix Therapeutics, Inc.,
a Delaware corporation
By:     /s/ Arthur T. Sands____________
Name: Arthur T. Sands
Title: President and CEO

SUBLANDLORD:

Janssen Research & Development, LLC,
a New Jersey limited liability company
By:     /s/ Ryan Koors________________
Name: Ryan Koors
Title:

Exhibit A
Subleased Premises

Exhibit B
Master Landlord’s Consent

Exhibit C
Redacted Master Lease

Exhibit D
Operations Matrix

Exhibit E
Bill of Sale

Exhibit F
FF&E Inventory

Exhibit G
Plans

Exhibit H
Form Estoppel Certificate